Exhibit 99.1

For Release: January 22, 2004
Contact: Rosemary Walker
802/865-1838

Merchants Bancshares, Inc. Announces 2003 Results
and Quarterly Dividend

SOUTH BURLINGTON, VT - Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, today announced net income of $11.59 million, or diluted earnings of $1.86 per share, for the year ended December 31, 2003. This compares with net income of $12.62 million, or diluted earnings of $2.02 per share, for the previous year. For the quarter ended December 31, 2003, Merchants earned a net profit of $2.89 million, or diluted earnings of 46 cents per share, compared to net income of $3.12 million, or diluted earnings of 50 cents per share, for the same quarter of the previous year. The return on average assets was 1.28% for 2003 and was 1.20% for the fourth quarter, and the return on average equity was 13.75% for the year and 13.53% for the fourth quarter. Merchants declared a dividend on January 22, 2004, of 27 cents per share payable February 19, 2004, to shareholders of record as of February 5, 2004.

Average assets for the fourth quarter of 2003 were $965 million, a $120 million or 14% increase over average assets of $845 million for the fourth quarter of 2002. In the fourth quarter of 2003 the net interest margin was 4.23%, compared to 4.81% for the fourth quarter of 2002; the net interest margin for the year 2003 was 4.43% compared to 4.86% for 2002. "The margin stabilized somewhat during the fourth quarter decreasing only eight basis points from the third quarter, the lowest drop since the fourth quarter of 2002," said Merchants President and CEO, Joseph L. Boutin. "Net interest income for the fourth quarter of 2003 was $79 thousand higher than the fourth quarter of 2002 and $294 thousand for the full year, in spite of decreases in our net interest rate spread of 49 and 32 basis points, respectively. The increase in net interest income is a result of strong loan portfolio growth and further increases in the investment portfolio. We expect that maintaining the margin will continue to be a challenge for us in 2004."

Merchants' quarterly average loan portfolio grew $73 million or 15%, to $564 million for the fourth quarter of 2003 from $491 million for the fourth quarter of 2002; and average deposits grew to $805 million from $749 million, a $56 million, or 7%, increase. "We experienced strong growth in our loan portfolios during 2003," commented Boutin. "Residential real estate loans increased $57 million over the course of 2003 as borrowers took advantage of historic low rates." Merchants' investment portfolio increased $70 million to $340 million during the same time period and Merchants' short-term borrowing position increased $53 million to $57 million compared to year-end 2002. "We grew the investment portfolio over the course of 2003, which partially mitigated the impact of the margin decline on net interest income during the year. The growth in the investment portfolio was funded by short-term borrowings, while the increase in the loan portfolio was funded primarily by growth in deposit balances, as well as a reduction of short-term investments." commented Boutin. Compared to the third quarter of 2003 average loan balances increased $17 million during the fourth quarter and average deposit balances increased $4 million. "Deposit balances were virtually flat in the fourth quarter. Sales of new accounts were slightly ahead of last year's fourth quarter results, but were lower than we had anticipated. Residential loan originations declined from the third quarter to the fourth quarter, due in part to seasonal factors, but more importantly, to the sharp decline in refinancing activity.

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During 2004 it will be a challenge to replicate the organic deposit and loan growth achieved in 2003," continued Boutin.

Merchants' new branch in White River Junction, VT, which opened on September 8, 2003, has had strong initial sales results. Merchants opened its permanent office in St. Albans, VT, on January 12, 2004. Additionally, Merchants is in the process of negotiating a lease for a location in Middlebury, VT, and anticipates opening a branch later this year. "We will study the results over the next six months to determine whether further de novo expansion is justified," commented Boutin.

Nonperforming assets were $2.21 million, or 0.23% of total assets, at December 31, 2003. This is a decrease of $1.54 million compared to the December 31, 2002, balance of $3.76 million, and a decrease of $753 thousand from the third quarter 2003 balance of $2.97 million. The decrease in nonperforming assets during the fourth quarter can largely be attributed to a substantial pay down and reclassification of one relationship.

The allowance for loan losses is reviewed by management at least quarterly and continues to be deemed adequate under current market conditions. At December 31, 2003, the allowance stood at $7.95 million, 1.40% of total loans and 360% of nonperforming loans, compared to $8.50 million, 1.71% of total loans and 230% of nonperforming loans at December 31, 2002. Merchants recorded charge-offs of $1.08 million and recoveries of $539 thousand during 2003. From 1999 through 2002 Merchants recorded its recoveries on previously charged-off obligations as a negative loan loss provision. Merchants discontinued this practice during 2003 as a result of increased net loan losses during 2003. The amount of the negative provision during 2002 was $945 thousand. There was no provision for loan losses during 2003.

Total noninterest income decreased $275 thousand to $2.19 million for the fourth quarter of 2003, from $2.47 million for the fourth quarter of 2002, and increased $916 thousand to $9.57 million for the year 2003 from $8.65 million for the year 2002. Net gains on sales of investments totaled $7 thousand for the fourth quarter of 2003, and $1.42 million for the full year 2003; net gains on sales of investments were $437 thousand for the fourth quarter of 2002 and $610 thousand for the year 2002. During the third quarter of 2002 Merchants recognized a $272 thousand gain on the sale of a branch building and a $449 thousand insurance settlement. Excluding these items (see table below) total noninterest income increased $827 thousand to $8.15 million for the year 2003 from $7.32 million for the year 2002 and increased $155 thousand to $2.19 million for the fourth quarter of 2003 from $2.03 million for the fourth quarter of 2002.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002

Total Noninterest Income	$2,192	$2,467	$9,570	$8,654
Gain on Sale of
Investments, Net	7	437	1,420	610
Gain on Sale of Branch
Building	--	--	--	272

Insurance Settlement	--	--	--	449
Total Noninterest Income
Excluding Above Items	$2,185	$2,030	$8,150	$7,323

Percentage Increase
Compared to 2002	8%		11%

The 11% increase in noninterest income for the full year is due in large part to the increased level of electronic transactions being processed, and to increases in overdraft activity. "The number of

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check based transactions continues to decline. The average number of checks written on our transaction accounts has decreased to 9.5 per month, a 27% decline since 1997. Our efforts to transition more of our customers' activity to electronic transactions have allowed us to maintain staffing levels in our Service Center below their 1995 levels. This operating leverage is key to the future development of our franchise. We believe opportunities to leverage our operating platform may present themselves in the form of branch or whole bank acquisitions at attractive prices, as consolidation in the industry continues," commented Boutin.

Total noninterest expense decreased $138 thousand to $7.85 million for the fourth quarter of 2003 from $7.98 million for the fourth quarter of 2002, and increased $1.74 million to $31.2 million for the year 2003 compared to $29.5 million for the year 2002. Total salaries and employee benefits expense decreased $418 thousand to $3.58 million from $4.00 million for the fourth quarter of 2003 compared to 2002. The decrease in expense for the fourth quarter is a result of changes in estimates for incentive compensation, and for health insurance expense. Total salaries and employee benefits expense for 2003 compared to 2002 has increased $460 thousand, or 3%. Several factors have contributed to this increase: the cost of employee benefits increased 7% during 2003; Merchants has fully staffed its new St. Albans and White River Junction locations; and average 2003 salaries increased by just under 6%.

Merchants' marketing expenses increased $109 thousand for the fourth quarter of 2003 compared to 2002, and $353 thousand for 2003 compared to 2002 as Merchants opened, or prepared to open, two new offices. Additionally, Merchants launched its RealLYNX-10® 10-year mortgage campaign, and continued to actively market its Free Checking for Life® account during 2003.

Occupancy and Equipment expenses increased $86 thousand for the fourth quarter of 2003 compared to 2002, and $342 thousand for 2003 compared to 2002. This increase is due to increased software maintenance costs, new de novo branch rental contracts, and normal increases in building maintenance and rental expenses. Merchants' equity in losses of real estate limited partnerships increased $59 thousand for the fourth quarter of 2003 compared to 2002, and $298 thousand for 2003 compared to 2002, as Merchants continued to invest in community-based, affordable housing partnerships. Merchants recognized $1.35 million in tax credits from such partnerships during 2003, which directly reduced income tax expense.

Mr. Boutin, Mr. Mike Tuttle, Chief Operating Officer and Ms. Janet Spitler, Chief Financial Officer, will host a conference call to discuss these earnings results at 9:00 a.m. Eastern Time on Monday, January 26, 2004. Interested parties may participate in the conference call by dialing 800-230-1085; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call in a few minutes prior to the call in order to register. A replay will be available through February 2, 2004. The U.S. replay dial-in number is 800-475-6701 and the replay access code is 701813.

The mission of Merchants Bank is to provide best-in-class community banking services to Vermonters. This commitment is fulfilled through a community, branch-based, system that includes 35 bank offices throughout the state of Vermont, employees dedicated to quality customer service, and innovative banking products such as Free Checking for Life® , MoneyLYNX® money market accounts, and CommerceLYNX® business banking products. Merchants Bank also includes a trust and investment division, known as Merchants Trust Company, serving individuals and institutions. Total assets of Merchants are $970 million. For more information about Merchants Bank visit our website at www.mbvt.com. Merchants stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC.

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Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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Merchants Bancshares, Inc.
Financial Highlights
For the period ended December 31, 2003
(In thousands except share and per share data)

	12/31/03	09/30/03	12/31/02	09/30/02
Balance Sheets - Period End
Total Assets	$969,902	$974,294	$854,495	$840,711
Loans	568,997	564,778	495,588	489,147
Allowance for Loan Losses ("ALL")	7,954	7,937	8,497	8,679
Net Loans	561,043	556,841	487,091	480,468
Investment Securities	340,337	322,964	270,215	278,880
Fed Funds Sold and Securities Purchased
Under Resale Agreements	--	--	31,500	12,000
Other Real Estate Owned	--	--	57	46
Other Assets	68,522	94,489	65,632	69,317
Deposits	808,083	807,046	755,274	744,248
Short-term Borrowings	57,058	67,232	4,000	3,598
Long-term Debt	6,618	5,956	2,377	2,211
Other Liabilities	11,830	8,567	10,086	5,609
Stockholders' Equity	86,313	85,493	82,758	85,045
Balance Sheets - Quarter-to-Date Averages
Total Assets	$965,247	$934,345	$844,656	$827,862
Loans	564,421	547,414	491,494	480,743
Allowance for Loan Losses	8,032	7,960	8,678	8,819
Net Loans	556,389	539,454	482,816	471,924
Investment Securities	338,042	326,012	278,842	278,404
Fed Funds Sold and Securities Purchased
Under Resale Agreements	1,398	1,008	17,762	17,815
Other Assets	69,418	67,871	68,022	59,719
Deposits	804,694	800,200	748,585	735,968
Short-term Borrowings	57,962	30,572	2,682	1,794
Long-term Debt	6,482	6,029	2,383	2,388
Other Liabilities	10,571	13,433	6,432	5,758
Stockholders' Equity	85,538	84,111	84,574	81,954
Interest Earning Assets	903,861	874,434	788,098	776,962
Interest Bearing Liabilities	760,812	732,948	655,914	645,795
Ratios and Supplemental Information
Book Value Per Share	$13.93	$13.82	$13.39	$13.78
Tier I Leverage Ratio	8.70%	8.77%	9.17%	9.55%
Period End Common Shares Outstanding	6,196,053	6,187,576	6,178,438	6,170,232
Credit Quality - Period End
Nonperforming Loans ("NPLs")	$2,212	$2,965	$3,699	$3,886
Nonperforming Assets ("NPAs")	2,212	2,965	3,756	3,932
NPLs as a % of Total Loans	0.39%	0.52%	0.75%	0.79%
NPAs as a % of Total Assets	0.23%	0.30%	0.44%	0.47%
ALL as a % of NPLs	360%	268%	230%	223%

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	For the Three		For the Twelve
	Months		Months
	Ended December 31,		Ended December 31,
	2003	2002	2003	2002
Operating Results
Interest Income
Interest and Fees on Loans	$8,027	$8,450	$32,540	$34,131
Interest on Investments	3,459	3,495	13,021	14,219
Total Interest Income	11,486	11,945	45,561	48,350
Interest Expense
Deposits	1,656	2,356	7,518	10,900
Short-term Borrowings	157	8	254	28
Long-term Debt	42	29	161	88
Total Interest Expense	1,855	2,393	7,933	11,016
Net Interest Income	9,631	9,552	37,628	37,334
Provision for Loan Losses	--	(241)	--	(945)
Net Interest Income After Provision for Loan Losses	9,631	9,793	37,628	38,279
Noninterest Income
Trust Company Income	355	384	1,406	1,593
Service Charges on Deposits	1,210	1,128	4,453	4,102
Gain on Sale of Investments, Net	7	437	1,420	610
Other Noninterest Income	620	518	2,291	2,349
Total Noninterest Income	2,192	2,467	9,570	8,654
Noninterest Expense
Salaries and Employee Benefits	3,584	4,002	15,137	14,677
Occupancy and Equipment Expenses	1,431	1,345	5,409	5,067
Legal and Professional Fees	339	456	1,467	1,542
Marketing Expense	506	397	1,534	1,181
Equity in Losses of Real Estate Limited Partnerships	411	352	1,615	1,317
Expenses on Other Real Estate Owned	16	34	105	115
Other Noninterest Expense	1,558	1,397	5,967	5,600
Total Noninterest Expense	7,845	7,983	31,234	29,499
Income Before Income Taxes	3,978	4,277	15,964	17,434
Income Taxes	1,085	1,156	4,372	4,817
Net Income	$2,893	$3,121	$11,592	$12,617
Ratios and Supplemental Information
Weighted Average Common Shares Outstanding	6,194,013	6,174,932	6,183,919	6,163,546
Weighted Average Diluted Shares Outstanding	6,269,367	6,220,052	6,247,444	6,231,316
Basic Earnings Per Common Share	$0.47	$0.51	$1.87	$2.05
Diluted Earnings Per Common Share	0.46	0.50	1.86	2.02
Return on Average Assets	1.20%	1.48%	1.28%	1.54%
Return on Average Stockholders' Equity	13.53%	14.77%	13.75%	15.73%
Net Interest Rate Spread	4.08%	4.57%	4.25%	4.57%
Net Interest Margin	4.23%	4.81%	4.43%	4.86%
Efficiency Ratio (1)	60.26%	60.44%	62.05%	59.43%

(1)	The efficiency ratio excludes amortization of intangibles, OREO expenses, gain/loss on sale of securities, state franchise taxes, and any significant nonrecurring items.
Note:	As of December 31, 2003, the Bank had off-balance sheet liabilities in the form of standby letters of credit to customers in the amount of $7.0 million.

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